EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
5/12/2011	Purchase	$9.0000	1100
5/13/2011	Purchase	9.0000	500000
5/16/2011	Purchase	9.0000	1012
5/17/20111	Purchase	8.8327	36152
5/18/2011	Purchase	8.8300	400
5/19/20112	Purchase	8.9013	1701
5/20/20113	Purchase	8.8262	6082
5/23/20114	Purchase	8.6942	12408
5/24/20115	Purchase	8.5981	15169
5/25/20116	Purchase	8.8457	16859
5/26/2011	Purchase	8.9500	5300
5/27/20117	Purchase	8.7915	4969
6/1/20118	Purchase	8.7710	19238
6/2/20119	Purchase	8.7740	3400
6/3/201110	Purchase	8.7339	22900
6/6/201111	Purchase	8.7696	1200
6/7/201112	Purchase	8.7594	1800
6/8/201113	Purchase	8.7142	3919
6/9/201114	Purchase	8.8488	2632
6/10/201115	Purchase	8.7463	14505
6/13/201116	Purchase	8.7783	3924
6/14/201117	Purchase	8.8793	4900
6/15/201118	Purchase	8.7671	7343
6/16/201119	Purchase	8.6016	49800
6/17/201120	Purchase	8.5217	22401
6/28/201121	Purchase	8.6730	15200
6/29/201122	Purchase	8.6403	7578

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1 This transaction was executed in multiple trades at prices ranging from $8.70 - 9.00.
2 This transaction was executed in multiple trades at prices ranging from $8.85 - 8.92.
3 This transaction was executed in multiple trades at prices ranging from $8.75 - 8.85.
4 This transaction was executed in multiple trades at prices ranging from $8.60 - 8.75.
5 This transaction was executed in multiple trades at prices ranging from $8.58 - 8.65.
6 This transaction was executed in multiple trades at prices ranging from $8.75 - 8.91.
7 This transaction was executed in multiple trades at prices ranging from $8.77 - 8.80.
8 This transaction was executed in multiple trades at prices ranging from $8.71 - 8.80.
9 This transaction was executed in multiple trades at prices ranging from $8.72 - 8.85.
10 This transaction was executed in multiple trades at prices ranging from $8.70 - 8.75.
11 This transaction was executed in multiple trades at prices ranging from $8.76 - 8.77.
12 This transaction was executed in multiple trades at prices ranging from $8.75 - 8.78.
13 This transaction was executed in multiple trades at prices ranging from $8.70 - 8.75.
14 This transaction was executed in multiple trades at prices ranging from $8.83 - 8.85.
15 This transaction was executed in multiple trades at prices ranging from $8.72 - 8.75.
16 This transaction was executed in multiple trades at prices ranging from $8.75- 8.78.
17 This transaction was executed in multiple trades at prices ranging from $8.80 - 8.89.
18 This transaction was executed in multiple trades at prices ranging from $8.75- 8.78.
19 This transaction was executed in multiple trades at prices ranging from $8.45 - 8.75.
20 This transaction was executed in multiple trades at prices ranging from $8.42 - 8.69.
21 This transaction was executed in multiple trades at prices ranging from $8.65 - 8.69.
22 This transaction was executed in multiple trades at prices ranging from $8.57 - 8.65.